CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 10.11(c)

SECOND AMENDMENT TO THE

AMENDED AND RESTATED SERIES 2017-ONE INDENTURE SUPPLEMENT

This Second Amendment to the Amended and Restated Series 2017-One Indenture Supplement (the “Amendment”), dated as of September 20, 2019, among Perimeter Master Note Business Trust, a business trust organized and existing under the laws of the State of Nevada (herein, the “Issuer” or the “Trust”), Access Financing, LLC, a Georgia limited liability company (the “Servicer”), and U.S. Bank National Association, not in its individual capacity, but solely as Indenture Trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of February 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, the Servicer and the Indenture Trustee.

Capitalized terms used herein shall have the meanings assigned to such terms in the Supplement (as defined below).

WITNESSETH:

WHEREAS, the Issuer, the Servicer and the Indenture Trustee executed the Amended and Restated Series 2017-One Indenture Supplement, dated as of June 11, 2018, and the First Amendment to the Amended and Restated Series 2017-One Indenture Supplement, dated as of November 16, 2018 (as so amended, the “Supplement”); and

WHEREAS, the parties hereto have agreed to further amend the Supplement on the terms and conditions hereinafter set forth in accordance with Section 9.02 of the Indenture;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. Amendments of the Supplement.

1.1      The definitions of “Class A/B Subordination Percentage,” “Required Senior Note Subordination Amount” and “Required Subordination Amount” are hereby deleted in their entirety and replaced with the following:

“Class A/B Subordination Percentage” shall mean [*****]%.

“Required Senior Note Subordination Amount” shall mean an amount equal to [*****]% of the sum of the (a) Note Principal Balance, (b) the Series Required Transferor Amount and (c) the Series 2018-One Principal Balance.

“Required Senior Subordination Amount” shall mean an amount equal to [*****]% of the sum of the (a) Note Principal Balance, (b) the Series Required Transferor Amount and (c) the Series 2018-One Principal Balance.

SECTION 2. Miscellaneous

2.1     Ratification. As amended hereby, the Supplement is in all respects ratified and confirmed and the Supplement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2     Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

2.3     Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

2.4     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

2.5     Effectiveness. This Amendment shall be effective as of the date first above written.

2.6     Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents to which the Issuer is a party.

2.7     Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

PERIMETER MASTER NOTE BUSINESS TRUST, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Robert P. Hines Jr.
Name: Robert P. Hines Jr. Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Mirtza J. Escobar
Name: Mirtza J. Escobar Title: Vice President

ACCESS FINANCING, LLC, Servicer

By:	/s/ Brian Stone
Name: Brian Stone Title: Chief Risk Officer

[Second Amendment to A/R 2017-One Supplement]

Consent of Series 2017-One Noteholders:

TSO-FORTIVA NOTES HOLDCO LP,

as holder of 100% of Class A Notes

By: TowerBrook TSO GP (Alberta), L.P., its

General Partner

By: TowerBrook Investors, Ltd., its General

Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller Title: Attorney-in-fact

CCFC CORP.,

as holder of 100% of Class B Notes

By:	/s/ Mitch Saunders
Name: Mitch Saunders Title: Treasurer

Consent of Administrative Agent on behalf of Series 2018-One Noteholders:

Credit Suisse AG, New York Branch, As Administrative Agent, on behalf of the holders of 100% of Class A Notes

By:	/s/ Erin McCutcheon
Name: Erin McCutcheon Title: Director

By:	/s/ Jeffrey Traola
Name: Jeffrey Traola Title: Director

[Second Amendment to A/R 2017-One Supplement]